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                                                                    Exhibit 23.3
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                      CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in this Registration Statement of Carey International, Inc. on Form S-8 of our report dated March 1, 1997, except for Note 10, as to which the date is April 22, 1997, on our audit of the combined financial statements of Manhattan International Limousine Network, Ltd. and Affiliate as of September 30, 1996, and for the year then ended, which includes an explanatory paragraph relating to a restatement for a change in the revenue recognition method and to record previously unrecorded costs related to services provided by independent service companies, contained on page F-34 of the Company's Registration Statement on Form S-1 (File No. 333-50245).

                                        /s/ PricewaterhouseCoopers LLP

                                        PricewaterhouseCoopers LLP


Washington, D.C.
July 21, 1998